Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262242 on Form F-1 of our report dated April 6, 2022, relating to the financial statements of Ermenegildo Zegna N.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE S.p.A.

Turin, Italy

April 6, 2022